Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously reported, on July 2, 2026 (the “Closing Date”), Ondas Inc. ("Ondas" or the "Company") acquired 100% of the issued and outstanding membership interests of High Point UAS, LLC, a Delaware limited liability company (“High Point”), from the members of High Point (collectively, the “Sellers”), pursuant to a Unit Purchase Agreement (the “Acquisition”). The aggregate purchase price consisted of approximately $200 million in cash, 39,999,998 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), delivered to the Sellers at closing, and an additional 44,999,998 shares of Common Stock to be delivered to the Sellers on January 4, 2027.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025 and for the three months ended March 31, 2026 give effect to the Acquisition as if it had been completed on January 1, 2025, the first day of the Company’s fiscal year 2025. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 gives effect to the Acquisition as if it had been completed on March 31, 2026.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

i.
The historical audited consolidated financial statements of Ondas and accompanying notes included in Ondas' Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the "SEC") on March 30, 2026;
ii.
The historical unaudited condensed consolidated financial statements of Ondas and accompanying notes included in Ondas' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 15, 2026;
iii.
The historical audited consolidated financial statements of High Point UAS, LLC and subsidiaries as of and for the year ended December 31, 2025, and related notes, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and
iv.
The historical unaudited consolidated financial statements of High Point UAS, LLC and subsidiaries as of and for the three months ended March 31, 2026, and related notes, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

Accounting for the Acquisition

The Acquisition is accounted for as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States of America (U.S. GAAP), with Ondas as the accounting acquirer. Under the acquisition method of accounting, the consideration transferred is allocated to the identifiable assets acquired and liabilities assumed of High Point based on their estimated fair values as of the closing date of the Acquisition, and any excess of the consideration transferred over the fair value of the net assets acquired is recognized as goodwill. The allocation of the consideration transferred reflected in the unaudited pro forma condensed combined financial information is preliminary and is based on management's estimates and assumptions using information currently available. The final acquisition accounting may differ materially from the preliminary amounts reflected herein.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. All financial data included in the unaudited pro forma condensed combined financial information is presented in USD thousands, unless noted otherwise, and has been prepared based on U.S. GAAP and the Company’s accounting policies. The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is not intended to represent what Ondas' results of operations or financial position would have been had the Acquisition occurred on the dates indicated, nor is it intended to project the results of operations or financial position of Ondas for any future period or as of any future date. The unaudited pro forma condensed combined financial information is based on currently available information and certain assumptions that Ondas believes are reasonable under the circumstances. The pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses are performed. The actual financial position and results of operations of Ondas following completion of the Acquisition may differ materially from the unaudited pro forma amounts reflected herein.

ONDAS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026

(amounts in thousands)

	Ondas Inc. historical	High Point historical (see Note 3)	Transaction accounting adjustments	Notes	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$1,026,003	$4,508	(204,094)	Note 4A	$826,417
Restricted cash	11,081	1,778	-		12,859
Short-term investments	447,842	—	-		447,842
Accounts receivable, net	45,295	8,698	-		53,993
Inventory, net	34,286	26,326	7,819	Note 4B	68,431
Other current assets	64,689	9,755	-		74,444
Total current assets	1,629,196	51,065	(196,275)		1,483,986

Other assets:
Property and equipment, net	11,508	17,293	-		28,801
Goodwill	381,838	186,141	321,574	Notes 2, 4D	889,553
Intangible assets, net	312,514	53,539	259,561	Note 4B	625,614
Long-term equity investments	42,340	—	-		42,340
Investment in unconsolidated affiliates, at fair value	29,289	—	-		29,289
Other assets	32,685	8,741	1,161	Note 4C	42,587
TOTAL ASSETS	$2,439,370	$316,779	$386,021		$3,142,170

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,697	$6,389	-		23,086
Accrued expenses and other current liabilities	70,731	10,763	6,873	Note 4E	88,367
Accrued purchase and contingent consideration	39,621	—	-		39,621
Notes payable	243	5,034	(5,034)	Note 4F	243
Convertible note payable	528	—	-		528
Deferred revenue	19,627	4,811	-		24,438
Government grant liability	1,870	—	-		1,870
Total current liabilities	149,317	26,997	1,839		178,153

Long-term liabilities:
Notes payable, net of current portion	188	—	-		188
Accrued purchase and contingent consideration, net of current portion	88,481	—	-		88,481
Convertible notes payable, net of current portion	3,410	—	-		3,410
Government grant liability, net of current portion	1,586	—	-		1,586
Warrant liability	1,058,990	—	-		1,058,990
Deferred tax liability	48,292	—	-		48,292
Other long-term liabilities	8,791	6,749	(813)	Note 4G	14,727
Total liabilities	1,359,055	33,746	1,026		1,393,827

Temporary Equity
Redeemable noncontrolling interests	2,454	—	-		2,454

Stockholders' Equity
Common stock – par value $0.0001	46	—	-		46
Additional paid-in capital	1,079,757	359,487	315,413	Note 4D	1,754,657
Accumulated other comprehensive (loss) income	(361)	—	-		(361)
Accumulated deficit	(5,438)	(76,454)	69,582	Notes 4D, 4E	(12,310)
Total pro forma stockholders' equity before non-controlling interest	1,074,004	283,033	384,995		1,742,032
Non-controlling interest	3,857	—	-		3,857
Total pro forma stockholders' equity	1,077,861	283,033	384,995		1,745,889
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,439,370	$316,779	$386,021		$3,142,170

See accompanying notes to unaudited pro forma condensed combined financial information

ONDAS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2025

(in thousands, except share and per share amounts)

	Ondas Inc. historical	High Point historical (see Note 3)	Transaction accounting adjustments	Notes	Pro forma combined
Revenues, net	$50,731	$104,786	$-	-	$155,517
Cost of goods sold	30,575	49,546	11,104	Notes 4B, 4H	91,225
Gross profit	20,156	55,240	(11,104)		64,292

Operating expenses:
General and administrative	44,474	39,176	7,667	Notes 4E, 4J	91,317
Sales and marketing	13,187	8,906	8,378	Note 4H	30,471
Research and development	20,879	18,962	13,361	Note 4H	53,202
Total operating expenses	78,540	67,044	29,406	-	174,990
Operating loss	(58,384)	(11,804)	(40,510)	-	(110,698)

Other income (expense), net:
Other income (expense), net	11	177	-	-	188
Change in fair value of warrant liability	(82,225)	-	-	-	(82,225)
Change in fair value of government grant liability	(204)	-	-	-	(204)
Interest and dividend income	9,112	177	-	-	9,289
Unrealized gain (loss) on investments	5,400	-	-	-	5,400
Interest expense	(6,575)	(54)	-	-	(6,629)
Foreign exchange gain (loss), net	(27)	-	-	-	(27)
Total other income (expense), net	(74,508)	300	-	-	(74,208)
Income (loss) before provision for income taxes	(132,892)	(11,504)	(40,510)	-	(184,906)
Provision (benefit) for income taxes	488	181	(8,507)	Note 4K	(7,838)
Net income (loss)	$(133,380)	$(11,685)	$(32,003)	-	$(177,068)

Less: preferred dividends attributable to noncontrolling interest	1,560	-	-	-	1,560
Less: deemed dividends attributable to accretion of redemption value	3,592	-	-	-	3,592
Net loss attributable to noncontrolling interests	(1,361)	-	-	-	(1,361)
Net income (loss) attributable to Ondas Inc. stockholders	$(137,171)	$(11,685)	$(32,003)		$(180,859)

Net income (loss) per share attributable to Ondas Inc. stockholders:
Basic	$(0.62)	-	$-		$(0.59)
Diluted	$(0.62)	-	$-		$(0.59)

Weighted average number of common shares outstanding:
Basic	221,769	-	85,000	Note 4I	306,769
Diluted	221,769	-	85,000	Note 4I	306,769

See accompanying notes to unaudited pro forma condensed combined financial information

ONDAS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three months ended March 31, 2026

(in thousands, except share and per share amounts)

	Ondas Inc. historical	High Point historical (see Note 3)	Transaction accounting adjustments	Notes	Pro forma combined
Revenues, net	$50,122	$25,089	$—		$75,211
Cost of goods sold	25,464	10,988	824	Note 4H	37,276
Gross profit	24,658	14,101	(824)		37,935

Operating expenses:
General and administrative	43,316	8,974	56	Note 4J	52,346
Sales and marketing	10,494	2,927	2,102	Note 4H	15,523
Research and development	13,519	7,456	3,352	Note 4H	24,327
Total operating expenses	67,329	19,357	5,510		92,196
Operating loss	(42,671)	(5,256)	(6,334)		(54,261)

Other income (expense), net:
Other income (expense), net	136	34	—		170
Change in fair value of warrant liability	389,548	-	—		389,548
Gain on deconsolidation of subsidiary	51,453	-	—		51,453
Loss on acquisition of variable interest entity	(46,150)	-	—		(46,150)
Change in fair value of government grant liability	(104)	-	—		(104)
Interest and dividend income	12,136	18	—		12,154
Unrealized gain (loss) on investments	(2,617)	-	—		(2,617)
Interest expense	(338)	(40)	—		(378)
Foreign exchange gain (loss), net	102	-	—		102
Total other income (expense), net	404,166	12	-		404,178
Income (loss) before provision for income taxes	361,495	(5,244)	(6,334)		349,917
Provision (benefit) for income taxes	245	236	(1,330)	Note 4K	(849)
Net income (loss)	$361,250	$(5,480)	$(5,004)	$-	$350,766

Less: preferred dividends attributable to noncontrolling interest	-	-	—		-
Less: deemed dividends attributable to accretion of redemption value	1,289	-	—		1,289
Net loss attributable to noncontrolling interests	(1,698)	-	—		(1,698)
Net income (loss) attributable to Ondas Inc. stockholders	$361,659	$(5,480)	$(5,004)		$351,175

Net income (loss) per share attributable to Ondas Inc. stockholders:
Basic	$0.58	-	$-		$0.66
Diluted	$0.56	-	$-		$0.64

Weighted average number of common shares outstanding:
Basic	445,089	-	85,000	Note 4I	530,089
Diluted	461,706	-	85,000	Note 4I	546,706

See accompanying notes to unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial statements were derived from historical consolidated financial statements of Ondas Inc. and High Point UAS, LLC, each prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 3, certain accounting policy alignment and reclassification adjustments were made to conform High Point's historical financial statement presentation with that of Ondas. The Company is currently in the process of evaluating High Point’s accounting policies. As a result of that review, additional differences could be identified between the accounting policies of the two companies. There were no material intercompany transactions between Ondas and High Point for the three months ended March 31, 2026 and the year ended December 31, 2025.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition-date fair value. As the acquirer for accounting purposes, the Company has estimated the acquisition date fair value of High Point’s assets acquired and liabilities assumed, while transaction costs associated with the acquisition are expensed as incurred. The excess purchase price consideration over the estimated fair value of assets acquired and liabilities assumed is allocated to goodwill.

The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The preliminary amounts recognized are subject to revision until the valuations are completed, and to the extent that additional information is obtained about the facts and circumstances that exist as of the acquisition date.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies, or cost savings that may be associated with the transactions. No autonomous entity or management’s adjustments are presented. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies. Amounts in the tables in these unaudited pro forma financial statements and accompanying notes may not sum or calculate due to rounding.

2. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from High Point are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which Ondas believes are reasonable.

The following table presents a preliminary allocation of the estimated purchase consideration to the fair values of the identifiable assets acquired and liabilities assumed from High Point as if the acquisition was completed on March 31, 2026, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below.

(in thousands)
Purchase price consideration
Purchase price from cash consideration	$204,094
Purchase price from stock consideration	674,900
Total estimated acquisition consideration	$878,994

Estimated fair value of assets acquired:
Cash and cash equivalents	4,508
Accounts receivable	8,698
Inventory	34,145
Other current assets	9,755
Property and equipment	17,293
Intangible assets	313,100
Right-of-use assets	9,475
Other assets	2,203
Total estimated fair value of assets acquired	$399,177

Estimated fair value of liabilities assumed:
Accounts payable	$6,389
Accrued expenses and other current liabilities	7,223
Deferred revenue	4,811
Lease liabilities	9,475
Total estimated fair value of liabilities assumed	$27,898

Estimated net assets acquired	$371,279

Goodwill	$507,715

The equity portion of the consideration consists of 84,999,996 shares of Common Stock, comprising 39,999,998 shares delivered on the Closing Date and 44,999,998 shares deliverable on January 4, 2027. All such shares were measured based on market price of the Company’s Common Stock on July 2, 2026, the Closing Date, resulting in total stock consideration of $674.9 million. The preliminary purchase accounting adjustments are based on management’s preliminary estimates and assumptions, including limited valuation procedures and available information as of the date of preparation of the Pro Forma Financial Information, to allocate the consideration transferred to the identifiable assets acquired and liabilities assumed, including intangible assets. The final allocation of the consideration transferred will be completed after the Company finalizes its detailed valuations during the measurement period, which will not exceed one year from the acquisition date. As a result, the final allocation may differ materially from the preliminary amounts presented herein, and such differences could result in changes to the amounts assigned to goodwill and could have a material impact on future depreciation and amortization expense in the combined company’s results of operations.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of customer relationships of $144.8 million and developed technology of $168.3 million, amortized over preliminary estimated useful lives of 13 years for customer relationships and a range of 6 to 8 years for developed technology, depending on the type of technology. These estimates are preliminary based on current information and subject to change.

3. Accounting Policy Alignment and Reclassification Adjustments

All amounts presented in thousands unless otherwise noted.

Certain reclassification and accounting policy alignment adjustments have been made to conform High Point's historical financial statement presentation to that of Ondas as part of the unaudited pro forma condensed combined financial statement preparation. During the preparation of these unaudited pro forma condensed combined financial statements, Ondas performed a preliminary analysis of High Point's historical financial information to identify any differences in accounting policies that would require reclassification to conform to Ondas' accounting policies and presentation. Upon completion of the Acquisition and a more comprehensive comparison and assessment, additional differences may be identified which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

The following reflects the accounting policy alignment and reclassification adjustments made to present High Point's historical consolidated balance sheet as of March 31, 2026 in conformity with that of Ondas:

		March 31, 2026
		(thousands)
Presentation in historical financial statements	Ondas Presentation	High Point Historical	Reclassification	Note	High Point as conformed
Assets
Cash and cash equivalents	Cash and cash equivalents	$4,508	-		$4,508
Restricted cash	Restricted cash	1,778	-		1,778
Accounts receivable, net of allowance for credit losses	Accounts receivable, net	8,698	-		8,698
Contract assets		5,122	(5,122)	(a)	-
Inventories, net	Inventory, net	26,326	-		26,326
Prepaid and other		4,633	(4,633)	(a)	-
	Other current assets	—	9,755	(a)	9,755
Property and equipment, net	Property and equipment, net	17,293	-		17,293
Goodwill	Goodwill	186,141	-		186,141
Intangibles, net	Intangible assets, net	53,539	-		53,539
Deposits		427	(427)	(b)	-
Operating right-of-use lease assets, net		8,314	(8,314)	(b)	-
	Other assets		8,741	(b)	8,741
Total Assets		$316,779	-		$316,779

Liabilities and equity
Current portion of operating lease liabilities		3,539	(3,539)	(c)	-
Line of credit - related party		5,034	(5,034)	(d)	-
Accounts payable	Accounts payable	6,389	-		6,389
	Notes payable		5,034	(d)	5,034
Contract liabilities		4,811	(4,811)	(e)	-
	Deferred revenue		4,811	(e)	4,811
Accrued expenses	Accrued expenses and other current liabilities	7,224	3,539	(c)	10,763
Operating lease liabilities, net of current portion		5,936	(5,936)	(f)	-
Deferred compensation		813	(813)	(f)	-
	Other long-term liabilities		6,749	(f)	6,749
Members' equity		283,033	(283,033)	(g)	-
	Additional paid-in capital		359,487	(g)	359,487
	Accumulated deficit		(76,454)	(g)	(76,454)
Total Liabilities and equity		$316,779	-		$316,779

(a)
Reclassification of $5,122 of Contract assets and $4,633 of Prepaid and other to Other current assets
(b)
Reclassification of $427 of Deposits and $8,314 of Operating right-of-use lease assets, net to Other assets
(c)
Reclassification of $3,539 of Current portion of operating lease liabilities to Accrued expenses and other current liabilities
(d)
Reclassification of $5,034 of Line of credit - related party to Notes payable
(e)
Reclassification of $4,811 of Contract liabilities to Deferred revenue
(f)
Reclassification of $813 of Deferred compensation and $5,936 of Operating lease liabilities, net of current portion to Other long-term liabilities
(g)
Reclassification of $283,033 from Members' equity to $359,487 of Additional paid-in capital and $(76,454) of Accumulated deficit

The following reflects the accounting policy alignment and reclassification adjustments made to present High Point's historical consolidated statement of operations for the three months ended March 31, 2026 in conformity with that of Ondas:

		March 31, 2026
		(thousands)
Presentation in historical financial statements	Ondas Presentation	High Point Historical	Reclassification	Note	High Point as conformed
Sales		$25,089	(25,089)	(a)	$-
	Revenues, net		25,089	(a)	25,089
Cost of sales		10,704	(10,704)	(b)	—
	Cost of goods sold		10,988	(b),(e),(f)	10,988
General and administrative	General and administrative	16,810	(7,836)	(c),(e),(g)	8,974
	Sales and marketing		2,927	(c),(e),(f)	2,927
	Research and development		7,456	(c),(e),(f)	7,456
	Other income (expense), net		34	(d)	34
Depreciation		562	(562)	(e)	0
Intangibles amortization		2,039	(2,039)	(f)	—
Management fees		230	(230)	(g)	—
Interest income	Interest and dividend income	18	—	(h)	18
Interest expense	Interest expense	(40)	—		(40)
Miscellaneous income		34	(34)	(d)	0
Foreign tax expense	Provision for income taxes	236	—	(i)	236

a)
Reclassification of $25,089 of Sales to Revenues, net
b)
Reclassification of $10,704 of Cost of sales to Cost of goods sold
c)
Reclassification of $2,091 from General and administrative to Sales and marketing, and $6,342 from General and administrative to Research and development. These amounts represent Sales and marketing personnel and program costs, and Research and development personnel and program costs, respectively, which High Point historically presented within General and administrative.
d)
Reclassification of $34 of Miscellaneous income to Other income (expense), net
e)
Reclassification of $562 of Depreciation to $366 General and administrative, $154 Sales and Marketing, $26 Research and development and $16 Cost of goods sold
f)
Reclassification of $2,039 of Intangibles amortization to $1,088 Research and development, $268 Cost of goods sold, and $683 Sales and marketing
g)
Reclassification of $230 of Management fees to General and administrative
h)
Reclassification of $18 of Interest income to Interest and dividend income
i)
Reclassification of $236 of Foreign tax expense to Provision for income taxes

The following reflects the accounting policy alignment and reclassification adjustments made to present High Point's historical consolidated statement of operations for the year ended December 31, 2025 in conformity with that of Ondas:

		December 31, 2025
		(thousands)
Presentation in historical financial statements	Ondas Presentation	High Point Historical	Reclassification	Note	High Point as conformed
Sales		$104,786	(104,786)	(a)	$-
	Revenues, net		104,786	(a)	104,786
Cost of sales		48,402	(48,402)	(b)	—
	Cost of goods sold		49,546	(b),(e),(f)	49,546
General and administrative	General and administrative	57,641	(18,465)	(c),(e),(g),(h)	39,176
	Sales and marketing		8,906	(e),(f),(g),(h)	8,906
	Research and development		18,962	(e),(f),(g)	18,962
	Other income (expense), net		177	(d)	177
Depreciation		2,004	(2,004)	(e)	—
Intangibles amortization		8,244	(8,244)	(f)	—
Management fees		496	(496)	(c)	—
Deferred compensation		(197)	197	(h)	—
Interest income	Interest and dividend income	177	-	(i)	177
Interest expense	Interest expense	(54)	-		(54)
Miscellaneous income		177	(177)	(d)	—
Foreign tax expense	Provision for income taxes	181	-		181

a)
Reclassification of $104,786 of Sales to Revenues, net
b)
Reclassification of $48,402 of Cost of sales to Cost of goods sold
c)
Reclassification of $496 of Management fees to General and administrative
d)
Reclassification of $177 of Miscellaneous income to Other income (expense), net
e)
Reclassification of $2,004 of Depreciation to $1,357 General and administrative, $515 Sales and Marketing, $70 Research and development, and $62 Cost of goods sold
f)
Reclassification of $8,244 of Intangibles amortization to $4,402 Research and development, $1,082 Cost of goods sold, and $2,760 Sales and marketing.
g)
Reclassification of $5,862 from General and administrative to Sales and marketing, and $14,490 from General and administrative to Research and development. These amounts represent Sales and marketing personnel and program costs, and Research and development personnel and program costs, respectively, which High Point historically presented within General and administrative.
h)
Reclassification of $197 of Deferred compensation benefit to a $231 benefit within Sales and marketing and a $34 expense within General and administrative.
i)
Reclassification of $177 of Interest income to Interest and dividend income
j)
Reclassification of $181 of Foreign tax expense to Provision for income taxes

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following is a description of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026:

A. Reflects the cash portion of the purchase consideration of $204.1 million paid at closing. See Note 2 for the preliminary purchase price allocation.

B. Reflects adjustments to measure the identifiable assets acquired at their preliminary estimated fair values as of the acquisition date. Preliminary estimated fair values of identifiable intangible assets consist of customer relationships of $144.8 million and developed technology of $168.3 million. Refer to Note 4H for the classification and amounts of amortization expense recognized in the pro forma statements of operations. Acquired inventory was also recorded at its preliminary estimated fair value, with the related fair value adjustment of $7.8 million reflected as an increase to cost of goods sold in the year ended December 31, 2025. This adjustment is nonrecurring in nature and will not have a continuing impact on the Company's results of operations.

C. Reflects an adjustment to the right-of-use asset for acquired operating leases to align with the corresponding lease liability balance at the acquisition date.

D. Reflects the elimination of High Point's historical equity balances and the recognition of preliminary goodwill arising from the Acquisition. Refer to Note 2 for the preliminary purchase price allocation.

E. Ondas incurred direct, incremental estimated transaction costs of approximately $6.9 million related to the Acquisition, consisting of advisory, legal, accounting and other professional fees, all of which were incurred subsequent to March 31, 2026. This has been reflected as a pro forma adjustment to increase general and administrative expense in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025. A corresponding pro forma adjustment has been recorded to increase accrued expenses and reduce retained earnings in the unaudited pro forma condensed combined balance sheet as of March 31, 2026. The transaction costs related to the Acquisition are nonrecurring and will not have a continuing impact on the Company’s results of operations.

F. Reflects the extinguishment of High Point's related party line of credit balance of $5.0 million outstanding as of March 31, 2026, which was settled at closing.

G. Represents the settlement of deferred compensation arrangements of $0.8 million payable to specified employees of High Point in connection with the closing of the Acquisition.

H. Represents the amortization of acquired intangible assets, consisting of developed technology and customer relationships. Total pro forma amortization expense recognized is $33.3 million for the year ended December 31, 2025 and $8.3 million for the three months ended March 31, 2026. Amortization of developed technology of $17.8 million and $4.4 million for the year ended December 31, 2025 and three month period ended March 31, 2026, respectively, has been presented in research and development expense. The remaining amortization related to developed technology of $4.4 million and $1.1 million for the year ended December 31, 2025 and three month period ended March 31, 2026, respectively, has been presented in cost of goods sold. Amortization of $11.1 million and $2.8 million for the year ended December 31, 2025 and three month period ended March 31, 2026, respectively, related to customer relationships, is presented in sales and marketing. These amounts are presented net of the elimination of High Point's historical intangible amortization of $8.2 million and $2.0 million for the year ended December 31, 2025 and three months ended March 31, 2026, respectively, which has been reclassified across research and development, sales and marketing, and cost of goods sold, as described in Note 3.

I. Reflects the pro forma earnings per share calculation, including the Common Stock issued as Acquisition consideration assumed to be outstanding as of January 1, 2025 as follows:

	Three months ended March 31, 2026	Year ended December 31, 2025
	(thousands, except per share amounts)
Numerator - Pro forma combined net income from continuing operations attributable to Ondas	$351,175	$(180,859)

Denominator:
Weighted-average number of Ondas shares outstanding - basic	445,089	221,769
Shares of Ondas common stock issued	85,000	85,000
Pro forma Ondas weighted-average shares outstanding - basic	530,089	306,769
Common stock warrants, common stock options, restricted stock and other	16,617	-
Pro forma Ondas weighted-average shares outstanding - diluted	546,706	306,769

Pro forma earnings from continuing operations per share attributable to Ondas:
Basic	$0.66	$(0.59)
Diluted	$0.64	$(0.59)

J. Reflects the recognition of post-combination compensation expense associated with retention bonuses granted to key employees in connection with the acquisition. The bonuses are subject to continued service requirements following the acquisition date and are recognized ratably over the applicable service periods. Pro forma adjustments for the year ended December 31, 2025 reflect approximately $0.8 million of retention bonuses, inclusive of payroll taxes. For the three months ended March 31, 2026, pro forma adjustments reflect approximately $0.1 million of compensation expense related to retention bonuses, inclusive of payroll taxes. These adjustments are nonrecurring in nature and will not have a continuing impact on the Company's results of operations beyond the applicable retention service periods.

K. Reflects the adjustments to income tax accounts as a result of the pro forma adjustments, based on applicable statutory tax rates. The determination of the tax basis of the assets acquired and liabilities assumed, as well as the amount of goodwill that will be deductible for tax purposes, has not been finalized. Completion of this analysis may result in the recognition of deferred taxes (for example, on recognized intangibles), with a corresponding adjustment to goodwill.